Exhibit 99.1

NewAmsterdam Pharma Reports Full Year 2023 Financial Results and Provides Corporate Update

— On-track to report topline data from Phase 3 BROOKLYN trial in HeFH in 3Q 2024 and Phase 3 BROADWAY trial in ASCVD in 4Q 2024 —

— Plan to initiate TANDEM, pivotal Phase 3 trial evaluating obicetrapib and ezetimibe fixed-dose combination, in 1Q 2024; topline data expected in 1Q 2025 —

— Expect to complete enrollment in Phase 3 PREVAIL CVOT in 1Q 2024; topline data expected in 2026 —

— Completed $202 million upsized public offering, expanding shareholder base with strong participation from new investors, existing shareholders, and insiders; proforma cash of $500 million—

Naarden, the Netherlands and Miami, USA; February 28, 2024 – NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS or “NewAmsterdam” or the “Company”), a late-stage, clinical biopharmaceutical company developing oral, non-statin medicines for patients at risk of cardiovascular disease with elevated low-density lipoprotein cholesterol (“LDL-C”), for whom existing therapies are not sufficiently effective or well-tolerated, today announced financial results for the fourth quarter and full year ended December 31, 2023 and provided a corporate update.

“2023 was a year of remarkable progress for NewAmsterdam, marked by consistent clinical execution and substantial corporate development. We reported multiple encouraging datasets and expanded our team with key hires, underscoring our commitment to revolutionizing patient outcomes, building a fully integrated company with the potential to deliver obicetrapib globally, if approved, and continue creating significant value for our shareholders,” said Michael Davidson, M.D., Chief Executive Officer of NewAmsterdam. “We enter 2024 in a position of strength, with multiple upcoming milestones and a healthy balance sheet to support our operations. In the near-term, we look forward to topline results from BROOKLYN and BROADWAY in the third and fourth quarters of 2024, respectively, which we expect will build on the promising datasets generated from our prior Phase 2 trials and support obicetrapib’s ability to positively impact key lipid and lipoprotein measurements associated with risk for cardiovascular disease.”

Dr. Davidson continued, “In addition, in the first quarter of this year, we anticipate completing enrollment in PREVAIL, our cardiovascular outcomes trial, and launching TANDEM, our fourth pivotal Phase 3 trial, which will evaluate a fixed-dose combination of obicetrapib and ezetimibe. As we advance our clinical program, we continue to invest strategically in our commercial organization to lay the foundation for obicetrapib’s successful global launch, pending necessary regulatory approvals. We believe we are on the precipice of delivering a transformative solution to improve outcomes for over 30 million patients impacted by cardiovascular disease in the U.S., and we eagerly anticipate sharing further progress and achievements in the upcoming year.”

2023 Highlights and Recent Progress

Clinical Development Updates:

NewAmsterdam is developing obicetrapib, an oral, low-dose and once-daily cholesteryl ester transfer protein (“CETP”) inhibitor, as the preferred LDL-C lowering therapy to be used in patients at risk of CVD for whom existing therapies are not sufficiently effective or well-tolerated. In 2023, NewAmsterdam reported positive, statistically significant and clinically meaningful data from two Phase 2 clinical trials of obicetrapib: the Phase 2 ROSE2 trial, which evaluated obicetrapib in combination with ezetimibe, and a Phase 2b dose-finding trial, which evaluated obicetrapib in Japanese patients. In total, the Company has completed six Phase 1 or 2 clinical trials and tested obicetrapib in over 800 patients. Statistically significant LDL-lowering was observed in each of the Company’s completed Phase 2 clinical trials, combined with a side effect profile similar to placebo.

The Company is currently conducting three pivotal Phase 3 clinical trials of obicetrapib: BROOKLYN, BROADWAY and PREVAIL. In addition, the Company plans to initiate a fourth Phase 3 trial, TANDEM, evaluating a fixed-dose combination (“FDC”) of obicetrapib and ezetimibe.

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BROOKLYN is evaluating obicetrapib in patients with heterozygous familial hypercholesterolemia (“HeFH”), whose LDL-C is not adequately controlled, despite being on maximally tolerated lipid-lowering therapy. NewAmsterdam completed enrollment of over 350 patients in April 2023 and expects to report topline data in the third quarter of 2024.

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BROADWAY is evaluating obicetrapib in adult patients with HeFH and/or established atherosclerotic cardiovascular disease (“ASCVD”), whose LDL-C is not adequately controlled, despite being on maximally tolerated lipid-lowering therapy. NewAmsterdam completed enrollment of over 2,500 patients in July 2023 and expects to report topline data in the fourth quarter of 2024.

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PREVAIL is a cardiovascular outcomes trial (“CVOT”) evaluating obicetrapib in patients with a history of ASCVD, whose LDL-C is not adequately controlled, despite being on maximally tolerated lipid-lowering therapy. NewAmsterdam expects to complete patient enrollment in PREVAIL in the first quarter of 2024 and to report topline data in 2026.

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TANDEM is designed as a pivotal Phase 3 clinical trial to evaluate obicetrapib as part of a FDC tablet with ezetimibe, a non-statin oral LDL-lowering therapy. The Company expects to initiate TANDEM in the first quarter of 2024 and to report topline data in the first quarter of 2025.

In 2023, NewAmsterdam reported positive initial data from a Phase 2a clinical trial evaluating obicetrapib in patients with early Alzheimer’s disease who carry at least one copy of the apolipoprotein E4 mutation. NewAmsterdam anticipates sharing the full results from this Phase 2a clinical trial in a forthcoming publication or in a presentation at a medical meeting.

Corporate Updates

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In January 2024, NewAmsterdam appointed William H. Lewis, J.D., M.B.A as Chair of its Board of Directors. Mr. Lewis has more than 30 years of executive experience in the pharmaceutical and finance industries both in the U.S. and internationally and has been widely recognized for his commitment to a patient-first approach to drug discovery, development, and commercialization.

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In February 2024, NewAmsterdam completed an upsized public offering of 5,871,909 ordinary shares and 4,736,841 pre-funded warrants, generating gross proceeds of approximately $201.6 million. The net proceeds to NewAmsterdam were $189.8 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. NewAmsterdam intends to use the additional capital to support the continued development and ongoing commercial readiness of obicetrapib. The offering attracted several new and existing investors.

Upcoming Potential Milestones

NewAmsterdam currently expects to achieve the following upcoming milestones:

•	Initiate TANDEM, a Phase 3 clinical trial evaluating a fixed-dose combination tablet of obicetrapib and ezetimibe, in the first quarter of 2024.

•	Complete enrollment in the Phase 3 PREVAIL trial for obicetrapib monotherapy in the first quarter of 2024 and announce topline data in 2026.

•	Announce topline data from the Phase 3 BROOKLYN trial for obicetrapib monotherapy in the third quarter of 2024.

•	Announce topline data from the Phase 3 BROADWAY trial for obicetrapib monotherapy in the fourth quarter of 2024.

Full Year 2023 Financial Results

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Cash Position: As of December 31, 2023, NewAmsterdam recorded cash of $340.5 million, compared to $467.7 million as of December 31, 2022. The decrease is primarily due to expenditures related to research and development activities and general and administrative expenses, slightly offset by a milestone payment received from Menarini and cash received from the exercise of warrants and options.

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Revenue: NewAmsterdam recognized $14.1 million in revenue for the year ended December 31, 2023, compared to $102.7 million in the year ended December 31, 2022. This decrease was primarily due to the receipt of the upfront payment from Menarini in 2022, the majority of which was recognized as revenue upon execution of the license agreement.

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Research and Development (“R&D”) Expenses: R&D expenses were $159.4 million in the year ended December 31, 2023, compared to $86.7 million for the year ended December 31, 2022. This increase was primarily related to our ongoing Phase 3 clinical trials and an increase in personnel expenses due to expansion in headcount to support the clinical trials in addition to an increase in share-based compensation expenses.

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Selling, General and Administrative (“SG&A”) Expenses: SG&A expenses were $37.6 million in the year ended December 31, 2023, compared to $19.5 million for the year ended December 31, 2022. This increase was primarily due to an increase in personnel costs due to expansion of headcount to support our growth and share-based compensation expenses. In addition, costs related to finance and administration and insurance increased due to increased compliance requirements related to operation as a Nasdaq-listed company for the full year.

•	Net loss: Net loss for the year ended December 31, 2023 was $176.9 million, or $2.15 per share, compared to net loss of $11.5 million, or $1.19 per share, for the year ended December 31, 2022.

About Obicetrapib

Obicetrapib is a novel, oral, low-dose CETP inhibitor that NewAmsterdam is developing to overcome the limitations of current LDL-lowering treatments. The Company believes that obicetrapib has the potential to be a once-daily oral CETP inhibitor for lowering LDL-C, if approved. In the Company’s Phase 2b ROSE trial, obicetrapib demonstrated a 51% lowering of LDL-C from baseline at a 10 mg dose level on top of high-intensity statins and, in the Company’s Phase 2 ROSE2 trial, the combination of a 10 mg dose of obicetrapib and a 10 mg dose of ezetimibe demonstrated a 63% lowering of LDL-C from baseline. In each of the Company’s Phase 2 trials, ROSE2, TULIP, ROSE, and OCEAN, evaluating obicetrapib as monotherapy or combination therapy, the Company observed statistically significant LDL-lowering combined with a side effect profile similar to that of placebo, including no increase in blood pressure or muscle related side effects. Obicetrapib has demonstrated strong tolerability in more than 800 patients with elevated lipid levels (“dyslipidemia”) in NewAmsterdam’s clinical trials to date. The Company is conducting two Phase 3 pivotal trials, BROADWAY and BROOKLYN, to evaluate obicetrapib as a monotherapy used as an adjunct to maximally tolerated lipid-lowering therapies to provide additional LDL-lowering for high-risk cardiovascular disease (“CVD”) patients. The Company began enrolling patients in BROADWAY in January 2022 and in BROOKLYN in July 2022 and completed enrollment of BROOKLYN in April 2023 and BROADWAY in July 2023. The Company also commenced the Phase 3 PREVAIL cardiovascular outcomes trial in March 2022, which is designed to assess the potential of obicetrapib to reduce occurrences of major adverse cardiovascular events, including cardiovascular death, non-fatal myocardial infarction, non-fatal stroke and non-elective coronary revascularization.

About NewAmsterdam

NewAmsterdam Pharma (Nasdaq: NAMS) is a late-stage biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well tolerated and convenient LDL-lowering therapy. In multiple phase 3 studies, NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, alone or as a fixed-dose combination with ezetimibe, as preferred LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of CVD with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the consummation of the proposed Offering. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; risks related to the approval of the Company’s product candidate and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive product candidates; ability to obtain sufficient supply of materials; global economic and political conditions, including the Russia-Ukraine and Israel-Hamas conflicts; the effects of competition on the Company’s future business; and those factors described in the Company’s public filings with the SEC. Additional risks related to the Company’s business include, but are not limited to: uncertainty regarding outcomes of the Company’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidate; risks associated with the Company’s efforts to commercialize a product candidate; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all; the impact of competing product candidates on the Company’s business; intellectual property related claims; the Company’s ability to attract and retain qualified personnel; ability to continue to source the raw materials for its product candidate. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company anticipates that subsequent events and developments may cause the Company’s assessments to change. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither the Company nor any of its affiliates undertakes any obligation to update these forward-looking statements, except as may be required by law.

Company Contact

Matthew Philippe

P: 1-917-882-7512

matthew.philippe@newamsterdampharma.com

Media Contact

Spectrum Science on behalf of NewAmsterdam

Jen Gordon

P: 1-202-957-7795

jgordon@spectrumscience.com

Investor Contact

Stern Investor Relations on behalf of NewAmsterdam

Hannah Deresiewicz

P: 1-212-362-1200

hannah.deresiewicz@sternir.com

NewAmsterdam Pharma Company N.V.

Consolidated Balance Sheets

	As at December 31,
	2023	2022
(In thousands of USD)
Assets
Current assets:
Cash	340,450	467,728
Prepayments and other receivables	6,341	10,251

Total current assets	346,791	477,979
Property, plant and equipment, net	46	34
Operating right of use asset	55	120
Intangible assets	170	208
Long term prepaid expenses	35	156

Total assets	347,097	478,497

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	16,923	11,853
Accrued expenses and other current liabilities	11,398	6,117
Deferred revenue, current	8,942	13,874
Lease liability, current	60	66
Derivative warrant liabilities	12,574	4,147

Total current liabilities	49,897	36,057
Deferred revenue, net of current portion	1,019	4,792
Lease liability, net of current portion	—	60
Derivative earnout liability	7,788	7,522

Total liabilities	58,704	48,431

Commitments and contingencies (Note 13)
Shareholders’ Equity (deficit):
Ordinary shares, €0.12 par value; 400,000,000 shares authorized; 82,469,768 and 81,559,780 shares issued and outstanding at December 31, 2023 and 2022, respectively	10,173	10,055
Additional paid-in capital	590,771	555,625
Accumulated loss	(316,973)	(140,036)
Accumulated other comprehensive income (loss)	4,422	4,422

Total shareholders’ equity	288,393	430,066

Total liabilities and shareholders’ equity (deficit)	347,097	478,497

NewAmsterdam Pharma Company N.V.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the year ended December 31,
	2023	2022	2021
(In thousands of USD, except per share amounts)
Revenue	14,090	102,694	—
Operating expenses:
Research and development expenses	159,424	86,744	28,974
Selling, general and administrative expenses	37,633	19,507	6,003

Total operating expenses	197,057	106,251	34,977

Operating loss	(182,967)	(3,557)	(34,977)
Other income (expense):
Interest income	11,283	—	—
Interest expense	—	(287)	(411)
Loss on debt extinguishment	—	—	(883)
Fair value change – earnout and warrants	(10,284)	(1,041)	—
Fair value change – profit rights	—	(12,390)	(20,613)
Fair value change – tranche rights	—	4,388	13,393
Foreign exchange gains/(losses)	5,058	(9,747)	1,706

Loss before tax	(176,910)	(22,634)	(41,785)
Income tax expense	27	—	—

Loss for the year	(176,937)	(22,634)	(41,785)
Other comprehensive income (loss)
Foreign currency translation adjustments	—	11,126	286
Income tax effects of other comprehensive income (loss)	—	—	—

Total comprehensive income (loss) for the year, net of tax	(176,937)	(11,508)	(41,499)

Net loss per ordinary share
Basic and diluted	$(2.15)	$(1.19)	$(3.81)

NewAmsterdam Pharma Company N.V.

Consolidated Statements of Mezzanine Equity and Shareholders’ Equity (Deficit)

	Mezzanine Equity		Shareholders’ Equity
(In thousands of USD, except share amounts)	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Loss	Cumulative Translation Adjustments	Total Shareholders’ Equity
Opening balance at January 1, 2021	—	—	5,000,000	55	2,702	(68,802)	(6,990)	(73,035)
Conversion of convertible debt	1,111,115	12,953	—	—	—	—	—	—
Series A – Tranche I	4,928,613	71,588	—	—	—	—	—	—
Issuance of non-voting shares (CEO Restricted Share Award)	—	—	285,714	3	(3)	—	—	—
Share-based compensation	—	—	—	—	718	—	—	718
Total profit or loss and comprehensive loss for the year	—	—	—	—	—	(41,785)	286	(41,499)

As at December 31, 2021	6,039,728	84,541	5,285,714	58	3,417	(110,587)	(6,704)	(113,816)

Equity contribution (Series A – Tranche II)	5,691,430	90,468	—	—	—	—	—	—
Repayment of loan (CEO Restricted Share Award)	—	—	—	—	747	—	—	747
Elimination of old shares (NewAmsterdam Pharma shareholders)	(11,731,158)	(175,009)	(5,285,714)	(58)	(4,164)	—	—	(4,222)
Equity contribution (NewAmsterdam Pharma shareholders)	—	—	36,258,312	4,470	174,761	—	—	179,231
Equity contribution (FLAC shareholders)	—	—	13,185,138	1,625	66,252	—	—	67,877
Equity contribution (PIPE Financing)	—	—	23,460,000	2,892	231,708	—	—	234,600
Equity contribution (Amgen & MTPC shareholders)	—	—	8,656,330	1,068	84,371	—	—	85,439
Transaction costs on issue of shares	—	—	—	—	(5,794)	—	—	(5,794)
Earnout obligation upon Closing (NewAmsterdam Pharma shareholders)	—	—	—	—	—	(6,815)	—	(6,815)
Share-based compensation	—	—	—	—	4,327	—	—	4,327
Total profit or loss and comprehensive loss for the year	—	—	—	—	—	(22,634)	11,126	(11,508)

As at December 31, 2022	—	—	81,559,780	10,055	555,625	(140,036)	4,422	430,066

Exercise of warrants	—	—	749,741	97	10,116	—	—	10,213
Exercise of stock options	—	—	160,247	21	269	—	—	290
Share-based compensation	—	—	—	—	24,761	—	—	24,761
Total profit or loss and comprehensive loss for the year	—	—	—	—	—	(176,937)	—	(176,937)

As at December 31, 2023	—	—	82,469,768	10,173	590,771	(316,973)	4,422	288,393

NewAmsterdam Pharma Company N.V.

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2023	2022	2021
(In thousands of USD)
Operating activities:
Loss for the year	(176,937)	(22,634)	(41,785)
Non-cash adjustments to reconcile loss before tax to net cash flows:
Depreciation and amortization	49	9	5
Non-cash rent expense	6	10	2
Amortization of discount on convertible note	—	—	155
Loss on extinguishment of convertible note	—	—	883
Fair value change - tranche rights	—	(4,388)	(13,393)
Fair value change - IPR&D	—	12,390	20,613
Fair value change - derivative earnout and warrants	10,284	1,041	—
Foreign exchange (gains)/losses	(5,058)	9,747	(1,706)
Share-based compensation	24,572	4,117	1,244
Changes in working capital:
Changes in prepayments (current and non-current) and other receivables	4,031	(4,185)	(5,232)
Changes in accounts payable	5,070	4,809	6,558
Changes in accrued expenses and other current liabilities	5,470	(8,679)	3,144
Changes in deferred revenue	(8,705)	18,428	—

Net cash (used in)/provided by operating activities	(141,218)	10,665	(29,512)

Investing activities:
Purchase of property, plant and equipment, including internal use software	(24)	(221)	(24)

Net cash used in investing activities	(24)	(221)	(24)

Financing activities:
Proceeds from issuing equity securities (Series A)	—	90,469	84,704
Proceeds from issuing equity securities (FLAC shareholders)	—	71,883	—
Proceeds from issuing equity securities (PIPE Financing)	—	234,600	—
Transaction costs on issue of shares	—	(5,794)	—
Proceeds from payment of shareholder loan	—	747	—
Proceeds from exercise of warrants	8,622	—	—
Proceeds from exercise of options	290	—	—

Net cash provided by financing activities	8,912	391,905	84,704

Net change in cash	(132,330)	402,349	55,168
Foreign exchange differences	5,052	5,248	(4,683)
Cash at the beginning of the year	467,728	60,131	9,646

Cash at the end of the year	340,450	467,728	60,131

Noncash financing and investing activities
Derivative earnout obligation recognized related to the Business Combination (as defined in Note 3)	—	6,815	—
Liabilities assumed in the Business Combination (as defined in Note 3)	—	(4,006)	—
Contribution of interest in NewAmsterdam Pharma Holding B.V. by Participating Shareholders (as defined in Note 3)	—	(179,231)	—
Issuance of Ordinary Shares to Participating Shareholders (as defined in Note 3)	—	179,231	—
Issuance of Ordinary Shares pursuant to the Profit Right Agreement (as defined in Note 2)	—	85,439	—
Conversion of convertible debt to mezzanine equity	—	—	12,953
Recognition of ROU asset	—	—	196
Supplemental cash flow disclosures
Cash paid for interest	—	277	—
Cash paid for income taxes	27	—	—